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                                                                     EXHIBIT 1.1



                                                    ALSTON & BIRD DRAFT 10/16/97


                                5,000,000 Shares

                                AMERIPATH, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                               October ___, 1997


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MORGAN STANLEY & CO. INCORPORATED
SMITH BARNEY INC.
PIPER JAFFRAY INC.
  As representatives of the several Underwriters named in Schedule I hereto
    c/o Donaldson, Lufkin & Jenrette Securities Corporation
      277 Park Avenue
      New York, New York 10172

Dear Sirs:

         AmeriPath, Inc., a Delaware corporation (the Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the Underwriters") an aggregate of 5,000,000 shares of the Common Stock, $.01 par value per share, of the Company (the Firm Shares"). The Company also proposes to issue and sell to the several Underwriters, and certain stockholders of the Company named in Schedule II hereto (collectively, the "Selling Stockholders") severally propose to sell to the several Underwriters, not more than an aggregate of 750,000 additional shares of the Common Stock, $.01 par value per share, of the Company (the "Additional Shares") if requested by the Underwriters as provided in Section 2 hereof, each Selling Stockholder to sell not more than the amount set forth opposite such Selling Stockholder's name in
Schedule II hereto. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the Shares". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock". The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the Sellers."
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         SECTION 1.  Registration Statement and Prospectus.  The Company has
prepared and filed with the Securities and Exchange Commission (the Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the Act"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the Prospectus". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

         SECTION 2.  Agreements to Sell and Purchase and Lock-Up Agreements.
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 5,000,000 Firm Shares to the Underwriters and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $______ (the Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell up to 210,230 Additional Shares to the Underwriters, (ii) the Selling Stockholders agree to sell, severally and not jointly, up to 539,770 Additional Shares to the Underwriters and (iii) the Underwriters shall have the right to purchase, severally and not jointly, up to 210,230 Additional Shares from the Company at the Purchase Price and up to the number of Additional Shares set forth opposite each Selling Stockholder's name in Schedule II hereto from such Selling Stockholder at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I bears to the total number of Firm Shares. In the event the Underwriters elect to exercise their option to purchase the Additional Shares in part, the Company and the Selling Stockholders shall sell to the Underwriters, and the Underwriters shall purchase (i) first, the Additional Shares to be sold by the Selling Stockholders until all such Additional Shares have been sold, and (ii) second, the Additional Shares to be issued and sold by the Company until all such Additional Shares have been sold. In the event the Underwriters elect to exercise their option to purchase Additional Shares such that the Underwriters will purchase a portion but not all of the Additional Shares to be sold by the Selling Stockholders, the Underwriters shall purchase from each Selling Stockholder, and each Selling Stockholder shall

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sell to the Underwriters, that number of Additional Shares equal to the total number of Additional Shares to be purchased multiplied by a fraction, the numerator of which is the number of Additional Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto and the denominator of which is the aggregate number of Additional Shares offered by all of the Selling Stockholders as set forth in Schedule II hereto.

         Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Company common stock or any securities convertible into or exercisable or exchangeable for Company common stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Company common stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Company common stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans, (ii) the Company may issue shares of its common stock upon the exercise of an option or warrant outstanding on the date hereof or the conversion of a security outstanding on the date hereof and (iii) the Company may issue shares of its common stock pursuant to acquisitions of anatomic pathology practices that have been approved by the Board of Directors of the Company or by an authorized committee thereof. The Company also agrees not to file any registration statement (other than one or more registration statements on form S-8 relating to the Company's presently existing stock option plans) with respect to any shares of its common stock or any securities convertible into or exercisable or exchangeable for Company common stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, each Selling Stockholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Company common stock or any securities convertible into or exercisable or exchangeable for Company common stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each Selling Stockholder, (ii) each of the directors and officers of the Company who is not a Selling Stockholder and (iii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such





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agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or
(B) make any demand for, or exercise any right with respect to, the registration of any shares of Company common stock or any securities convertible into or exercisable or exchangeable for Company common stock.

         SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         SECTION 4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on October ___, 1997 (the Closing Date") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Firm Shares may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an Option Closing Date"). Any such Option Closing Date and the location of delivery of and payment for such Additional Shares may be varied by agreement between you and the Company.

         Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City.

         SECTION 5.  Agreements of the Company.  The Company agrees with you:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this





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Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish to you five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

         (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

         (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

         (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.





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         (f)     Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

         (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1998 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

         (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, except as provided in the immediately succeeding sentence, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and





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clearance of the offering of the Shares by the National Association of
Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depository, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. Notwithstanding the foregoing, the Underwriters shall pay all travel, lodging, meal and entertainment expenses of the "road show" (other than expenses of traveling by private or charter airplane, which shall be shared 2/3 by the Company and 1/3 by the Underwriters). The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

         (j) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and to maintain the listing of the Shares on the Nasdaq National Market for a period of three years after the date of this Agreement.

         (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Underwriter that:

         (a) The Registration Statement has been carefully prepared by the Company in conformity with the requirements of the Act. The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) The Registration Statement (other than any Rule
462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any





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untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act, (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by such Underwriter through you expressly for use therein or relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein.

         (c) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus: (A) neither the Company nor any of its subsidiaries, nor the professional associations and professional corporations which are separate legal entities that contract with the Company or its subsidiaries to provide physician services in certain states (collectively, the "PA Contractors"), has incurred any liabilities or obligations (indirect, direct or contingent) or entered into any oral or written agreements or other transactions not in the ordinary course of business that, singly or in the aggregate, could reasonably be expected to be material to the Company and its subsidiaries or PA Contractors considered as a whole or that could reasonably be expected to result in a material reduction in the earnings of the Company and its subsidiaries considered as a whole; (B) neither the Company nor any of its subsidiaries or PA Contractors has sustained any loss or interference with its business or properties from strike, fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, singly or in the aggregate, could reasonably be expected to be material to the Company and its subsidiaries and PA Contractors considered as a whole;
(C) there has been no material change in the indebtedness of the Company, no change in the capital stock of the Company and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and (D) there has not been any material adverse change, nor any development that could, singly or in the aggregate, result in a material adverse change in the condition (financial or other), business, prospects or results

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of operations of the Company and its subsidiaries and PA Contractors considered as a whole, whether or not arising in the ordinary course of business
("Material Adverse Effect").

         (d) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement, fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and PA Contractors at the respective dates or for the respective periods therein specified. Such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial data set forth in the Prospectus under the caption "Selected Consolidated Financial Data" fairly presents, on the basis stated in the Registration Statement, the information set forth therein.

         (e) Deloitte & Touche LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement, are independent public accountants as required by the Act.

         (f) The pro forma consolidated financial data of the Company and its consolidated subsidiaries and PA Contractors and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (g) The Company and each of its subsidiaries and PA Contractors have been duly organized and are validly existing and in good standing as corporations under the laws of their respective jurisdictions of organization, with corporate power and authority to own, lease and operate their properties and to conduct their businesses as described in the Registration Statement and Prospectus; the Company and each of its subsidiaries and PA Contractors are in possession of and operating in compliance in with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of their businesses, all of which are valid and in full force and effect, except where the failure to posses or operate in compliance with such items would not singly or in the aggregate result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries or PA Contractors has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, singly or in the aggregate, if the subject of an unfavorable decision, would result in a Material Adverse Effect; and the Company and each of such subsidiaries and PA Contractors are duly qualified to do business and in good standing as foreign corporations in all other jurisdictions where their ownership or leasing of properties or the conduct of their businesses requires such

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qualification, except where the failure to be so qualified would not singly or in the aggregate have a Material Adverse Effect.

         (h) The Company has authorized, issued and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus); the issued and outstanding shares of Common Stock (including the outstanding shares of the Shares) of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws and regulations and are listed on the Nasdaq National Market; the stockholders of the Company have no preemptive or similar rights with respect to any shares of capital stock of the Company and all outstanding shares of capital stock of each corporate subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another subsidiary of the Company, and except as disclosed in the Prospectus, free and clear of any liens, encumbrances, equities or claims.

         (i) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description thereof in the Prospectus.

         (j) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or PA Contractors is a party or of which any property of the Company or any subsidiary or PA Contractors is the subject, that are required to be disclosed in the Registration Statement (other than as described therein), or which, if determined adversely to the Company or any subsidiary, would individually or in the aggregate result in a Material Adverse Effect to the Company and its subsidiaries and PA Contractors or which might materially and adversely affect the consummation of this Agreement; and to the best of the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (k) Neither the Company nor any of its subsidiaries or PA Contractors is, or with the giving of notice or passage of time or both would be, in breach or violation of any of the terms or provisions of or in default under: (A) any statute, rule or regulation applicable to the Company or any of its subsidiaries or PA Contractors; (B) any indenture, contract, lease, mortgage, deed of trust, note or other agreement or instrument to which the Company or such subsidiary or PA Contractor is a party or by which it may be bound; (C) its certificate of incorporation, by-laws or other organizational documents; (D) any order, decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or PA Contractors; or (E) any Licenses (as defined below), in each case (other than clause (C) of this Section l(k)) where such breach, violation or default would have a Material Adverse Effect. The performance of this Agreement and the consummation of the transactions herein contemplated will not, with the giving of notice or passage of time or both, result in a breach or violation of any

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of the terms or provisions of or constitute a default under: (V) any statute, rule or regulation, to the best of the Company's knowledge after due inquiry, applicable to the Company or any of its subsidiaries or PA Contractors; (W) any indenture, contract, mortgage, lease, deed of trust, note or other agreement or instrument to which the Company or any of its subsidiaries or PA Contractors is a party or by which it or any of them is bound; (X) the Company's or any such subsidiary's or PA Contractor's certificate of incorporation, by-laws or other organizational documents; (Y) any order, decree judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or PA Contractors or any of their respective properties; or (Z) any Licenses (as defined below).

         (l) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge after due inquiry, is imminent.

         (m) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares by the Company or for the consummation by the Company of the transactions contemplated by this Agreement, including, without limitation, the use of the proceeds from the sale of the Shares to be sold by the Company in the manner contemplated in the Prospectus under the caption "Use of Proceeds," except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Act or the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

         (n) This Agreement has been duly authorized, executed and delivered by the Company.

         (o) Except as disclosed in the Prospectus, the Company and its subsidiaries and PA Contractors have no trademarks, trademark registrations, service marks, service mark registrations, trade names or copyrights that are necessary for the conduct of their respective businesses as described in the Prospectus.

         (p) The Company and its subsidiaries and PA Contractors have such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances issued by the appropriate federal, state or foreign regulatory authorities as are necessary to own, lease or operate their respective properties and to conduct their respective businesses in the manner described in the Prospectus ("Licenses") and all such Licenses are valid and in full force and effect, except where the failure to possess such Licenses would not singly or in the aggregate have a Material Adverse Effect. The Company and each of its subsidiaries and PA Contractors are in compliance in all material respects with their respective obligations under such Licenses and no event has occurred that allows, or after notice or lapse of time or both would allow, revocation, suspension or termination of any such License or a violation of any such laws or regulations, except where such revocation, suspension, termination or violation would not singly or in the aggregate have a Material Adverse Effect. Neither the Company nor any Subsidiary or

PA Contractor has received any notice of proceedings relating to the revocation or modification of any such License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Prospectus. No such License contains a material restriction on the Company or any of its subsidiaries or PA Contractors that is not adequately disclosed in the Registration Statement and the Prospectus.

         (q) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         (r) The Company and its subsidiaries and PA Contractors have good and marketable title to all properties (real and personal) owned by the Company and its subsidiaries and PA Contractors, free and clear (except as disclosed in the Prospectus) of any mortgage, pledge, lien, security interest, claim or encumbrance of any kind that may materially interfere with the use of such properties or the conduct of the business of the Company and its subsidiaries and PA Contractors considered as a whole; and all material properties held under lease or sublease by the Company or its subsidiaries or PA Contractors are held under valid, subsisting and enforceable leases or subleases.

         (s) The Company and its subsidiaries and PA Contractors maintain accurate books and records reflecting their respective assets and maintain internal accounting controls which provide reasonable assurance that (A) material transactions are executed with Company management's authorization, (B) transactions are recorded as necessary to permit preparation of financial statements and to maintain accountability for assets, (C) access to assets is permitted only in accordance with Company management's authorization and (D) the reported accountability of assets is compared with existing assets at reasonable intervals.

         (t) The Company has complied, and will continue to comply, with all provisions of Section 517.075 of the Florida Statutes (Chapter 92-198, Laws of Florida) and the rules thereunder.

         (u) The Company and its subsidiaries and PA Contractors carry or are entitled to the benefits of insurance in such amounts and covering such risks as, to the best of the Company's knowledge after due inquiry, is generally maintained by or on behalf of companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

         (v) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed, such returns are complete and accurate in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes; and there has been no tax deficiency asserted and, to the best knowledge of the Company, no tax deficiency might be asserted or threatened against the Company or any of its subsidiaries that could, singly or in the aggregate, have a Material Adverse Effect.

         (w) Each "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of the Company or any of its subsidiaries are eligible to participate is in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended. Neither the Company nor any of its subsidiaries have any liability under Title IV of ERISA, nor does the Company or any of its subsidiaries expect that any such liability will be incurred, that could singly or in the aggregate, have a Material Adverse Effect.

         (x) No transaction has occurred between or among the Company, its subsidiaries, its PA contractors and any of their respective officers, directors or affiliates or, to the best of the Company's knowledge, any affiliate of any such officer or director, that is required to be described in the Registration Statement that is not so described.

         (y) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or its subsidiaries or PA Contractors and any third party (whether acting in an individual, fiduciary or other capacity) granting such third party the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such third party or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

         (z) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required. The contracts so described in the Registration Statement and the Prospectus are in full force and effect and neither the Company or any of its subsidiaries or PA Contractors nor, to the best knowledge of the Company, any other party is in breach of or default under any such contracts, except for such defaults or breaches that would not singly or in the aggregate have a Material Adverse Effect.

         (aa) The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock and the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus filed with the Commission or the Prospectus or other materials, if any, permitted by the Act.

         (bb) The business conducted by the Company and its subsidiaries and PA Contractors and the contractual relationships between (A) the Company or any of its subsidiaries or PA Contractors and the health care payors with which they contract and

(B) the Company or any of its subsidiaries or PA Contractors and the health care providers with which they contract, to the best knowledge of the Company after due inquiry, do not violate any federal or state health care laws and regulations, or any federal or state patient confidentiality laws and regulations or any federal or state insurance laws and regulations (including but not limited to those governing health maintenance organizations and preferred provider organizations) in such jurisdictions in which the Company and any of its subsidiaries or PA Contractors are operating that are applicable to such business and such relationships, including those laws governing insurance risk and risk allocation, corporate practice of medicine, medical practices, professional corporations, fee splitting, fraud and abuse and self-referral, except for violations that would not have a Material Adverse Effect and except as disclosed in the Prospectus.

         (cc) Except as set forth in Section 1.2(g) of the Stock Purchase Agreement, dated as of October 15, 1996, by and among the Company, Beno Michell, M.D., Inc. and Beno Michell, M.D. and except for certain other rights that expire upon the closing of the transactions contemplated hereby, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries or PA Contractors relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries or PA Contractors, except as otherwise disclosed in the Registration Statement and the Prospectus.

         (dd) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         SECTION 7. Representations and Warranties of the Selling Stockholders.. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that:

         (a) Such Selling Stockholder has beneficial ownership of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and on any Option Closing Date on which any of such Shares are to be sold hereunder will be the lawful owner of such Shares and will have good and valid title to such Shares, free of all restrictions on transfer, pledges, liens, encumbrances, security interests and claims whatsoever.

         (b) On any Option Closing Date on which any Shares are to be sold hereunder, the Shares to be sold by such Selling Stockholder will have been duly authorized, validly issued, fully paid and non-assessable prior to the time that such Shares are delivered to the Underwriters.

         (c) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and American Stock Transfer and Trust Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the Power of Attorney") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

         (d) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

         (e) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

         (f) The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

         (g) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

         (h) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

         (i) All information furnished or to be furnished in writing to the Company by or on behalf of such Selling Stockholder expressly for use in the Registration Statement and the Prospectus, insofar as it relates to such Selling Stockholder, is or will be true and correct in all material respects and, with respect to the Registration Statement, does not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, with respect to the Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (j) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(i), such Selling Stockholder will immediately notify you of such change.

         (k) Nothing has come to such Selling Stockholder's attention that has caused such Selling Stockholder to believe that (i) at the time the Registration Statement became effective and at the date hereof, it included or includes any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, at the time it became effective and as of the date hereof and at the Closing Date, the Prospectus included, includes or will include any untrue statement of material fact or omitted, omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this subsection (k) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

         (l) Such Selling Stockholder has not (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement
(A) sold, bid for, purchase or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (m) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

         SECTION 8.  Indemnification.

         (a) (i) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein.

                 (ii) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein, and except that the indemnification obligation of each Selling Stockholder hereunder shall be limited solely to losses, claims, damages, liabilities and judgments caused by untrue statements or alleged untrue statements or omissions or alleged omissions made in reliance upon information relating to such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder expressly for use therein. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(a) shall be limited to an amount equal to the total proceeds (net of discounts and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the

Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (net of discounts and expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint. The obligations of the Sellers to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares sold by each of the Sellers hereunder and not joint.

         (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) Each Selling Stockholder hereby designates AmeriPath, Inc., 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given promptly to such Selling Stockholder, at the address for notices specified in
Section 12 hereof.

         SECTION 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement;

and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by James C. New and Robert P. Wynn, in their capacities as the President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of the Company, confirming the matters set forth in Sections 6(t), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

         (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct in all material respects (except that those representations and warranties which are qualified as to materiality shall be true and correct in all respects) on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

         (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. counsel for the Company, to the effect that:

                 (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware and has corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. The Company is duly qualified as a foreign corporation in good standing in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not, singly or in the aggregate, have a Material Adverse Effect.

                 (ii) The Company has authorized and, to the best of such counsel's knowledge, outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; all outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable, and the stockholders of the Company have no statutory preemptive rights, or to the best of such counsel's knowledge, similar rights with respect to any shares of capital stock of the Company; the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive rights, or to the best of such counsel's knowledge, similar rights with respect to any shares of capital stock of the Company.

                 (iii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending other than those set forth under "Business _ Legal Proceedings" in the Prospectus to which the Company or any of its subsidiaries or PA Contractors is a party or of which any property of the Company or any subsidiary or PA Contractor is the subject, which individually or in the aggregate, if adversely determined, would have a Material Adverse Effect; and to the best of such counsel's knowledge no such proceedings are threatened by governmental authorities or others.

                 (iv) This Agreement has been duly authorized, executed and delivered by the Company; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any federal or Florida statute, contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound, the Company's Certificate of Incorporation or Bylaws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties (except any state securities or "Blue Sky" rules or regulations, as to which such counsel shall render no opinion).

                 (v) No consent, approval, authorization or order of any court or governmental agency or body is required for consummation by the Company of the transactions contemplated by this Agreement, except as such as may be required under the Act or as may be required under the securities or Blue Sky laws of any jurisdiction or by the NASD in connection with the purchase and distribution of the Shares by the Underwriters.

                 (vi) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                 (vii) The Common Stock has been approved for listing on the Nasdaq National Market. The Registration Statement on Form 8-A relating to the Common Stock has become effective under the Securities Exchange Act of 1934, as amended.

                 (viii) The Registration Statement and the Prospectus (other than the financial statements and financial statement schedule(s) included therein, as to which no opinions need be rendered), and each amendment or supplement thereto, as of their respective effective or issue dates and as of the Closing Date complied as to form in all material respects with the requirements of the Act.

                 (ix) The descriptions in the Registration Statement and Prospectus of contracts and other documents are accurate in all material respects and such descriptions fairly present in all material respects the information required to be shown; and such counsel does not know of any legal or governmental proceedings or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or Prospectus which are not described and filed as required.

                 (x) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                 (xi) Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (other than the financial statements and financial statement schedule(s), as to which no opinions need be rendered) and the Prospectus included therein at the time the Registration Statement became effective or at the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (xii) Each of the subsidiaries of the Company (the "Subsidiaries") and the PA Contractors, has each been duly incorporated or organized, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and has corporate power and authority to own its respective properties and conduct its respective business as described in the Prospectus, and each of such Subsidiaries and PA Contractors is duly qualified as a foreign corporation in good standing and in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not singly or in the aggregate have a Material Adverse Effect.

                 (xiii) All outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company, except as disclosed in the Prospectus, free and clear of any liens, encumbrances, equities and claims.

                 (xiv) As of the Closing Date, the business conducted by the Company and its subsidiaries and the material contractual relationships between (A) the Company and any of its subsidiaries and the healthcare payors with which it contracts and (B) the Company and any of its subsidiaries and the health care providers with which it contracts do not violate any federal or state health care laws and regulations in such jurisdictions in which the Company and any of its subsidiaries are doing business that are applicable to such business and such relationships, including those laws governing insurance risk, risk allocation, corporate practice of medicine, professional corporations, fee splitting, client confidentiality fraud and abuse and self-referral.

                 (xv) To such counsel's best knowledge, the Company and its subsidiaries possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for the certificates, authorizations, licenses and permits the failure to so possess would not singly or in the aggregate have a Material Adverse Effect and, to such counsel's best knowledge neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject or an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Prospectus.

         (g) The Underwriters shall have received on the Closing Date opinions of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. and Hutchins, Wheeler & Dittmar, each counsel for certain Selling Stockholders, dated the Closing Date, to the effect that:

                 (i) Each Selling Stockholder has full right, power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney. Each Selling Stockholder has duly authorized, executed and delivered this Agreement. The Custody Agreement and the Power of Attorney have each been duly executed and delivered on behalf of each Selling Stockholder and constitute the valid and binding agreement of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting the enforcement of creditors' rights generally and to equitable principles.

                 (ii) Each Selling Stockholder has full right, power and authority to sell, transfer, assign and deliver the Shares being sold by such Selling Stockholder hereunder. Immediately prior to the delivery of the Shares being sold by such Selling Stockholder, such Selling Stockholder was the sole registered owner of such Shares and, upon registration of the Share in the names of the Underwriters or their nominees, assuming that such purchasers purchased such Shares in good faith without notice of any adverse claims as defined in Section 8-302 of the Uniform Commercial Code, such purchasers will have acquired all the rights of such Selling Stockholder in such Shares free of any adverse claim, any lien in favor of the Company or restrictions on transfer imposed by the Company.

                 (iii) The performance of this Agreement and the Custody Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not, with the giving of notice or passage of time or both, result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, rule or regulation applicable to any Selling Stockholder, or, to the best of such counsel's knowledge, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which any Selling Stockholder is a party or by which it is bound, or any judgment, order or decree known to such counsel after due inquiry of any court or governmental agency or body having jurisdiction over any Selling Stockholder or any of their properties, or, if any Selling Stockholder is a corporation, the certificate or articles of incorporation and bylaws of such Selling Stockholder, or, if any Selling Stockholder is a partnership, the partnership agreement of such Selling Stockholder.

                 (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholders covered by such opinion of the transactions contemplated by this Agreement, except such as may be required under the Act or as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

                 (v) Any transfer taxes which are required to be paid in connection with the sale and delivery of the Shares to the Underwriters hereunder have been paid and all laws imposing such taxes have been fully complied with.

         The opinions of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. and Hutchins, Wheeler & Dittmar described in paragraphs (f) and (g) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

         (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Alston & Bird LLP, counsel for the Underwriters, as to the matters referred to in the last clause of Section 9(f)(ii), the first clause of
Section 9(f)(iv), all of Section 9(f)(viii) and all of Section 9(f)(xi). Such opinion shall also be to the effect that the statements under the captions "Description of Capital Stock" and "Underwriting" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

         In giving such opinions with respect to the matters covered by Sections 9(f)(viii) and 9(f)(xi), counsel for the Company and the Selling Stockholders and counsel for the Underwriters may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

         (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (j) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

         (k) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

         (l) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

         (m) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares, title to the Additional Shares, the Registration Statement and Prospectus and other matters related to the Company or the purchase of such Additional Shares.

         SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this
Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any
non-defaulting Underwriter, the Company or the Selling Stockholders.   In any
such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 11. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you and the Company:

         (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

         (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

         SECTION 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to AmeriPath, Inc., 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404,
Attention: President, (ii) if to the Selling Stockholders, to James C. New c/o AmeriPath, Inc., 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404, with a copy to Summit Partners, 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02210-2227, Attention: Thomas S. Roberts, and (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling

Stockholder, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

         If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Sellers agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.


                                        Very truly yours,

                                        AMERIPATH, INC.


                                        By:
                                          --------------------------------------
                                        Title:



                                       THE SELLING STOCKHOLDERS
                                         NAMED IN SCHEDULE II HERETO,
                                         ACTING SEVERALLY


                                       By:
                                          --------------------------------------
                                          Attorney-in-fact



                                       DONALDSON, LUFKIN & JENRETTE
                                         SECURITIES CORPORATION
                                       MORGAN STANLEY & CO.
                                         INCORPORATED
                                       SMITH BARNEY INC.
                                       PIPER JAFFRAY, INC.

                                       Acting severally on behalf of themselves
                                         and the several Underwriters named in
                                         Schedule I hereto

                                       By:  DONALDSON, LUFKIN &
                                            JENRETTE SECURITIES
                                            CORPORATION


                                       By:
                                          --------------------------------------
                                       Title:

                                   SCHEDULE I


                                                                                                    Number of Firm
                                                  Underwriters                                   Shares to be Purchased
                                                  ------------                                   ----------------------
                     Donaldson, Lufkin & Jenrette Securities Corporation
                     Morgan Stanley & Co. Incorporated
                     Smith Barney Inc.
                     Piper Jaffray Inc.

                                                                                Total                      5,000,000
                                                                                                           =========

                                  SCHEDULE II

                              Selling Stockholders

                                                                            Number of Additional
                                 Name                                         Shares Being Sold
                                 ----                                       ---------------------
 Summit Ventures III, L.P.
 Summit Investors II, L.P.
 Summit Subordinated Debt Fund , L.P.
 Schroder Incorporated
 Schroder Ventures, L.P.
 Schroder Ventures U.S. Trust
 Alexander P. Kowalczyk, M.D.                                                                  31,590
 Evangelos G. Poulos, M.D.                                                                     31,590
 Michael J. Demaray, M.D.                                                                      31,590
 James C. New                                                                                  50,000
 Robert P. Wynn                                                                                20,000
                                                                                              -------
                                                                Total                         539,770
                                                                                              =======

                                    ANNEX I


All stockholders of the Company.